EXHIBIT 21
                       IONICS, INCORPORATED

                  SUBSIDIARIES OF THE REGISTRANT


                                                   State or Other
                  Name                       Jurisdiction of Incorporation
                  ----                       -----------------------------

Ionics Agar Environmental Ltd.                         Israel
Apollo Ultrapure Water Systems, Inc.                   California
Aqua Design, Inc.*                                     California
Aquarelle S.A.+                                        France
Elite Chemicals Pty. Ltd.                              Australia
Favourable Trading Ltd.                                Ireland
Fidelity Purewater, Inc.                               California
Fidelity Water Systems, Inc.                           California
Global Water Services, S.A.++                          Panama
Ionics Acapulco, S.A.                                  Mexico
Ionics Asia-Pacific Pte. Ltd.                          Singapore
Ionics (Bermuda) Ltd.*                                 Bermuda
Ionics Enersave Engineering Sdn Bhd**                  Malaysia
Ionics Foreign Sales Corporation Limited               Jamaica
Ionics France S.A.                                     France
Ionics Freshwater Ltd.+++                              Barbados
Ionics Iberica, S.A.                                   Spain
Ionics Italba, S.p.A.++++                              Italy
Ionics (Korea) Ltd.                                    Delaware
Ionics Life Sciences, Inc.                             New Jersey
Ionics Mega a.s.***                                    Czech Republic
Ionics Nederland B.V.                                  The Netherlands
Ionics Taiwan, Inc.                                    Taiwan
Ionics Ultrapure Water Corporation                     California
Ionics (U.K.) Limited                                  United Kingdom
Ionics Watertec Pty. Ltd.                              Australia
Resources Conservation Co. International               Delaware
Separation Technology, Inc.****                        Minnesota
Sievers Instruments, Inc.                              Colorado

* The Registrant, either directly, through Aqua Design, Inc. or through Ionics (Bermuda) Ltd., wholly owns 13 subsidiary corporations incorporated in various Caribbean jurisdictions. These subsidiary corporations own and operate, or operate and maintain, desalination plants for the supply of potable water to resorts, hotels and municipalities.
** Registrant through Ionics Iberica, S.A.owns 55% of this entity. This entity has subsidiary operations in Malaysia and China.
***  Registrant  owns 80% of this entity.
**** Owns a U.K.  subsidiary, SeparaTech  Limited.
+    This entity is wholly owned by Ionics France S.A.
++   This entity is wholly  owned by Ionics  (U.K.) Ltd.
+++  Registrant  owns 50% of this entity
++++ This entity owns a 75% interest in Agrinord S.r.1., an Italian corporation in the waste treatment business.

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